UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2020

FS Global Credit Opportunities Fund—D

(Exact name of Registrant as specified in its charter)

Delaware	811-22797	46-1883865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

FS Global Credit Opportunities Fund—D has made available on www.fsinvestments.com/fs-global-credit-opportunities-fund-update frequently asked questions relating to the proposed transaction described in Item 8.01 below.

Item 8.01.	Other Items.

On October 12, 2020, the Board of Trustees of FS Global Credit Opportunities Fund—D (the “Board”) approved an Agreement and Plan of Reorganization (the “Plan”) providing for the reorganization of FS Global Credit Opportunities Fund—A, FS Global Credit Opportunities Fund—ADV, FS Global Credit Opportunities Fund—T, FS Global Credit Opportunities Fund—D and FS Global Credit Opportunities Fund—T2 (each a “Feeder Fund” and collectively, the “Feeder Funds”) into FS Global Credit Opportunities Fund (the “Master Fund” and together with the Feeder Funds, the “Funds”). The reorganization is currently expected to take effect on or about December 14, 2020 or such other date as the Board may determine. The reorganization does not require a shareholder vote by the Feeder Funds’ shareholders, but the reorganization is subject to the satisfaction of certain conditions. More information about the Master Fund and the definitive terms of the reorganization will be included in an information statement that will be mailed to shareholders of the Feeder Funds at a later date.

After considering the recommendation of FS Global Advisor, LLC (the “Adviser”), the Funds’ investment adviser, the Board concluded that the reorganization would be in the best interest of each Fund and their shareholders, and that shareholders’ interests will not be diluted as a result of the reorganization.

Currently, the Funds are part of a master-feeder structure comprised of six different funds, including the Master Fund and the five Feeder Funds that invest in the Master Fund. The reorganization would eliminate the master-feeder structure and replace it with a single fund, the Master Fund. The Funds have identical objectives and substantially similar policies. However, the Feeder Funds have historically conducted quarterly repurchases of common shares on such terms as determined by the Board in its complete and absolute discretion (the “Share Repurchase Program”). In connection with the reorganization, each Feeder Fund has terminated its Share Repurchase Program, and the Master Fund has adopted a share repurchase program that is substantially similar to the Share Repurchase Program that was historically in place for the Feeder Funds, which will become effective upon consummation of the reorganization. The Master Fund currently expects to conduct its first quarterly repurchase of common shares pursuant to its share repurchase program in the first quarter of 2021.

The Plan provides that each Feeder Fund will be merged with and into the Master Fund through separate mergers such that each Feeder Fund shall cease to exist and the Master Fund shall be the sole surviving entity after each respective merger. In connection with the closing of the mergers, the Master Fund will issue and deliver common shares of the Master Fund to each shareholder of the Feeder Funds in exchange for their Feeder Fund common shares in equal value to such shareholder’s holdings in such Feeder Fund immediately prior to the reorganization. Under the Plan, the Master Fund will bear any and all costs and expenses of the reorganization incurred by each Feeder Fund. Shareholders will not incur any sales load or other transaction charges as a result of the reorganization; however, through its investment in a Feeder Fund, each shareholder of a Feeder Fund will indirectly bear a portion of the reorganization costs paid by the Master Fund.

It is expected that the reorganization will be effected on a tax-free basis for federal income tax purposes. This tax treatment, however, does not extend to transactions that occur prior to, or after, the reorganization. Shareholders should consult their personal tax professional concerning all tax consequences applicable to their investment in a Feeder Fund and the tax impact of the reorganization on the respective Feeder Fund.

Cautionary Statement Concerning Forward-Looking Statements

This report contains statements which constitute “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements with regard to future events or the future performance or operations of the Master Fund, the Feeder Funds, the Adviser and FS Investments. Words such as “anticipates,” “believes,” “expects,” “exploring,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Numerous factors could cause actual results to differ materially from those projected in this report, including, among other things, future changes in laws or regulations and conditions affecting any entities involved with the transition described above or any of the other transactions discussed in this report or the failure of the board of trustees of any such entity or entities to approve some or all of the transactions involved. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this report. The Master Fund undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Global Credit Opportunities Fund—D

Date: October 15, 2020	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary